Exhibit 12.1

Computation of Ratio of Earnings to Fixed Charges

(Dollars in thousands)

	Three Months Ended
	March 31,				Year ended December 31,
	2017	2016	2016	2015	2014	2013	2012	2011	2010	2009
Computation of Earnings
Net income	$2,414	$19,814	$88,526	$75,063	$65,000	$48,349	$67,303	$66,739	$59,251	$221,337
Add: Income tax expense	10,470	9,878	42,205	35,870	30,028	19,234	36,442	38,300	32,702	132,639
Income from continuing operations before income taxes	12,884	29,692	130,731	110,933	95,028	67,583	103,745	105,039	91,953	353,976
Fixed charges, excluding interest on deposits	2,971	2,710	10,666	3,783	3,081	3,641	2,964	4,140	9,656	9,665
Total earnings for computation, excluding interest on deposits	15,855	32,402	141,397	114,716	98,109	71,224	106,709	109,179	101,609	363,641
Interest on deposits	6,925	5,530	22,613	19,474	16,153	13,247	24,625	40,781	58,336	47,580
Total earnings for computation, including interest on deposits	$22,780	$37,932	$164,010	$134,190	$114,262	$84,471	$131,334	$149,960	$159,945	$411,221

Computation of Fixed Charges
Portion of rental expense deemed representative of interest *	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Interest on short-term borrowed funds	1,432	1,170	4,506	1,364	1,268	1,177	262	163	94	1,318
Interest on long-term borrowed funds	1,539	1,540	6,160	2,419	1,813	2,464	2,702	3,977	9,562	8,347
Total fixed charges, excluding interest on deposits	2,971	2,710	10,666	3,783	3,081	3,641	2,964	4,140	9,656	9,665

Interest on deposits	6,925	5,530	22,613	19,474	16,153	13,247	24,625	40,781	58,336	47,580
Total fixed charges, including interest on deposits	$9,896	$8,240	$33,279	$23,257	$19,234	$16,888	$27,589	$44,921	$67,992	$57,245

Ratio of Earnings to Fixed Charges
Excluding deposit interest	5.34	11.96	13.26	30.32	31.84	19.56	36.00	26.37	10.52	37.62
Including deposit interest	2.30	4.60	4.93	5.77	5.94	5.00	4.76	3.34	2.35	7.18

* All of First Financial Bancorp's leases are operating; none are capitalized.

Computation of Ratio of Earnings to Fixed Charges

(Dollars in thousands)

	Six Months Ended
	June 30,		Year ended December 31,
	2015	2014	2014
Computation of Earnings
Net income	$36,570	$31,057	$65,000
Add: Income tax expense	17,734	15,042	30,028
Income from continuing operations before income taxes	54,304	46,099	95,028
Fixed charges, excluding interest on deposits	1,151	1,670	3,081
Total earnings for computation, excluding interest on deposits	55,455	47,769	98,109
Interest on deposits	9,441	6,922	16,153
Total earnings for computation, including interest on deposits	$64,896	$54,691	$114,262

Computation of Fixed Charges
Portion of rental expense deemed representative of interest *	$-	$-	$-
Interest on short-term borrowed funds	556	621	1,268
Interest on long-term borrowed funds	595	1,049	1,813
Total fixed charges, excluding interest on deposits	1,151	1,670	3,081

Interest on deposits	9,441	6,922	16,153
Total fixed charges, including interest on deposits	$10,592	$8,592	$19,234

Ratio of Earnings to Fixed Charges
Excluding deposit interest	48.18	28.60	31.84
Including deposit interest	6.13	6.37	5.94

* All of First Financial Bancorp's leases are operating; none are capitalized.

Computation of Ratio of Earnings to Fixed Charges

(Dollars in thousands)

	Nine Months Ended
	September 30,		Year ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Computation of Earnings
Net income	$46,401	$44,564	$48,349	$67,303	$66,739	$59,251	$221,337
Add: Income tax expense	22,260	20,451	19,234	36,442	38,300	32,702	132,639
Income from continuing operations before income taxes	68,661	65,015	67,583	103,745	105,039	91,953	353,976
Fixed charges, excluding interest on deposits	2,480	2,845	3,641	2,964	4,140	9,656	9,665
Total earnings for computation, excluding interest on deposits	71,141	67,860	71,224	106,709	109,179	101,609	363,641
Interest on deposits	11,140	10,000	13,247	24,625	40,781	58,336	47,580
Total earnings for computation, including interest on deposits	$82,281	$77,860	$84,471	$131,334	$149,960	$159,945	$411,221

Computation of Fixed Charges
Portion of rental expense deemed representative of interest *	$-	$-	$-	$-	$-	$-	$-
Interest on short-term borrowed funds	975	920	1,177	262	163	94	1,318
Interest on long-term borrowed funds	1,505	1,925	2,464	2,702	3,977	9,562	8,347
Total fixed charges, excluding interest on deposits	2,480	2,845	3,641	2,964	4,140	9,656	9,665

Interest on deposits	11,140	10,000	13,247	24,625	40,781	58,336	47,580
Total fixed charges, including interest on deposits	$13,620	$12,845	$16,888	$27,589	$44,921	$67,992	$57,245

Ratio of Earnings to Fixed Charges
Excluding deposit interest	28.69	23.85	19.56	36.00	26.37	10.52	37.62
Including deposit interest	6.04	6.06	5.00	4.76	3.34	2.35	7.18

* All of First Financial Bancorp's leases are operating; none are capitalized.

Computation of Ratio of Earnings to Fixed Charges

(Dollars in thousands)

	Three Months Ended
	March 31,		Year ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Computation of Earnings
Net income	$15,104	$13,824	$48,349	$67,303	$66,739	$59,251	$221,337
Add: Income tax expense	7,081	6,351	19,234	36,442	38,300	32,702	132,639
Income from continuing operations before income taxes	22,185	20,175	67,583	103,745	105,039	91,953	353,976
Fixed charges, excluding interest on deposits	853	983	3,641	2,964	4,140	9,656	9,665
Total earnings for computation, excluding interest on deposits	23,038	21,158	71,224	106,709	109,179	101,609	363,641
Interest on deposits	3,316	3,860	13,247	24,625	40,781	58,336	47,580
Total earnings for computation, including interest on deposits	$26,354	$25,018	$84,471	$131,334	$149,960	$159,945	$411,221

Computation of Fixed Charges
Portion of rental expense deemed representative of interest *	$-	$-	$-	$-	$-	$-	$-
Interest on short-term borrowed funds	329	329	1,177	262	163	94	1,318
Interest on long-term borrowed funds	524	654	2,464	2,702	3,977	9,562	8,347
Total fixed charges, excluding interest on deposits	853	983	3,641	2,964	4,140	9,656	9,665

Interest on deposits	3,316	3,860	13,247	24,625	40,781	58,336	47,580
Total fixed charges, including interest on deposits	$4,169	$4,843	$16,888	$27,589	$44,921	$67,992	$57,245

Ratio of Earnings to Fixed Charges
Excluding deposit interest	27.01	21.52	19.56	36.00	26.37	10.52	37.62
Including deposit interest	6.32	5.17	5.00	4.76	3.34	2.35	7.18

* All of First Financial Bancorp's leases are operating; none are capitalized.

Computation of Ratio of Earnings to Fixed Charges

(Dollars in thousands)

	Three Months Ended
	March 31,		Year ended December 31,
	2011	2010	2010	2009	2008	2007	2006
Computation of Earnings
Net income	$17,207	$11,598	$59,251	$221,337	$22,962	$35,681	$21,271
Add: Income tax expense	9,333	6,258	32,702	132,639	10,403	18,008	9,449
Income from continuing operations before income taxes	26,540	17,856	91,953	353,976	33,365	53,689	30,720
Fixed charges, excluding interest on deposits	1,328	2,891	9,656	9,665	9,106	8,758	10,440
Total earnings for computation, excluding interest on deposits	27,868	20,747	101,609	363,641	42,471	62,447	41,160
Interest on deposits	11,400	15,648	58,336	47,580	57,997	79,184	70,012
Total earnings for computation, including interest on deposits	$39,268	$36,395	$159,945	$411,221	$100,468	$141,631	$111,172

Computation of Fixed Charges
Portion of rental expense deemed representative of interest *	$-	$-	$-	$-	$-	$-	$-
Interest on short-term borrowed funds	45	19	94	1,318	4,828	4,232	3,768
Interest on long-term borrowed funds	1,283	2,872	9,562	8,347	4,278	4,526	6,672
Total fixed charges, excluding interest on deposits	1,328	2,891	9,656	9,665	9,106	8,758	10,440

Interest on deposits	11,400	15,648	58,336	47,580	57,997	79,184	70,012
Total fixed charges, including interest on deposits	$12,728	$18,539	$67,992	$57,245	$67,103	$87,942	$80,452

Ratio of Earnings to Fixed Charges
Excluding deposit interest	20.98	7.18	10.52	37.62	4.66	7.13	3.94
Including deposit interest	3.09	1.96	2.35	7.18	1.50	1.61	1.38

* All of First Financial Bancorp's leases are operating; none are capitalized.

Computation of Ratio of Earnings to Fixed Charges

(Dollars in thousands)

	Three Months Ended
	March 31,		Year ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Computation of Earnings
Income from continuing operations	$5,735	$7,338	$22,962	$35,681	$21,271	$30,808	$41,101
Add: Income tax expense	3,033	3,543	10,403	18,008	9,449	21,614	19,295
Income from continuing operations before income taxes	8,768	10,881	33,365	53,689	30,720	52,422	60,396
Fixed charges, excluding interest on deposits	2,050	1,610	9,106	8,758	10,440	19,076	19,463
Total earnings for computation, excluding interest on deposits	10,818	12,491	42,471	62,447	41,160	71,498	79,859
Interest on deposits	9,803	17,739	57,997	79,184	70,012	48,654	36,827
Total earnings for computation, including interest on deposits	$20,621	$30,230	$100,468	$141,631	$111,172	$120,152	$116,686

Computation of Fixed Charges
Portion of rental expense deemed representative of interest *	$-	$-	$-	$-	$-	$-	$-
Interest on short-term borrowed funds	507	792	4,828	4,232	3,768	1,961	2,574
Interest on long-term borrowed funds	1,543	818	4,278	4,526	6,672	17,115	16,889
Total fixed charges, excluding interest on deposits	2,050	1,610	9,106	8,758	10,440	19,076	19,463

Interest on deposits	9,803	17,739	57,997	79,184	70,012	48,654	36,827
Total fixed charges, including interest on deposits	$11,853	$19,349	$67,103	$87,942	$80,452	$67,730	$56,290

Ratio of Earnings to Fixed Charges
Excluding deposit interest	5.28	7.76	4.66	7.13	3.94	3.75	4.10
Including deposit interest	1.74	1.56	1.50	1.61	1.38	1.77	2.07

* All of First Financial Bancorp's leases are operating; none are capitalized.

Computation of Ratio of Earnings to Fixed Charges

(Dollars in thousands)

	Nine Months Ended
	September 30,		Year ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Computation of Earnings
Income from continuing operations	$20,878	$24,980	$35,681	$21,271	$30,808	$41,101	$36,939
Add: Income tax expense	10,032	12,380	18,008	9,449	21,614	19,295	16,889
Income from continuing operations before income taxes	30,910	37,360	53,689	30,720	52,422	60,396	53,828
Fixed charges, excluding interest on deposits	6,164	6,642	8,758	10,440	19,076	19,463	17,561
Total earnings for computation, excluding interest on deposits	37,074	44,002	62,447	41,160	71,498	79,859	71,389
Interest on deposits	45,982	58,946	79,184	70,012	48,654	36,827	42,446
Total earnings for computation, including interest on deposits	$83,056	$102,948	$141,631	$111,172	$120,152	$116,686	$113,835

Computation of Fixed Charges
Portion of rental expense deemed representative of interest *	$-	$-	$-	$-	$-	$-	$-
Interest on short-term borrowed funds	3,642	3,021	4,232	3,768	1,961	2,574	1,908
Interest on long-term borrowed funds	2,522	3,621	4,526	6,672	17,115	16,889	15,653
Total fixed charges, excluding interest on deposits	6,164	6,642	8,758	10,440	19,076	19,463	17,561

Interest on deposits	45,982	58,946	79,184	70,012	48,654	36,827	42,446
Total fixed charges, including interest on deposits	$52,146	$65,588	$87,942	$80,452	$67,730	$56,290	$60,007

Ratio of Earnings to Fixed Charges
Excluding deposit interest	6.01	6.62	7.13	3.94	3.75	4.10	4.07
Including deposit interest	1.59	1.57	1.61	1.38	1.77	2.07	1.90

* All of First Financial Bancorp's leases are operating; none are capitalized.

Computation of Ratio of Earnings to Fixed Charges

(Dollars in thousands)

	Six Months Ended
	June 30,		Year ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Computation of Earnings
Income from continuing operations	$15,146	$16,607	$35,681	$21,271	$30,808	$41,101	$36,939
Add: Income tax expense	7,435	8,169	18,008	9,449	21,614	19,295	16,889
Income from continuing operations before income taxes	22,581	24,776	53,689	30,720	52,422	60,396	53,828
Fixed charges, excluding interest on deposits	3,426	4,403	8,758	10,440	19,076	19,463	17,561
Total earnings for computation, excluding interest on deposits	26,007	29,179	62,447	41,160	71,498	79,859	71,389
Interest on deposits	32,374	38,418	79,184	70,012	48,654	36,827	42,446
Total earnings for computation, including interest on deposits	$58,381	$67,597	$141,631	$111,172	$120,152	$116,686	$113,835

Computation of Fixed Charges
Portion of rental expense deemed representative of interest *	$-	$-	$-	$-	$-	$-	$-
Interest on short-term borrowed funds	1,922	1,980	4,232	3,768	1,961	2,574	1,908
Interest on long-term borrowed funds	1,504	2,423	4,526	6,672	17,115	16,889	15,653
Total fixed charges, excluding interest on deposits	3,426	4,403	8,758	10,440	19,076	19,463	17,561

Interest on deposits	32,374	38,418	79,184	70,012	48,654	36,827	42,446
Total fixed charges, including interest on deposits	$35,800	$42,821	$87,942	$80,452	$67,730	$56,290	$60,007

Ratio of Earnings to Fixed Charges
Excluding deposit interest	7.59	6.63	7.13	3.94	3.75	4.10	4.07
Including deposit interest	1.63	1.58	1.61	1.38	1.77	2.07	1.90

* All of First Financial Bancorp's leases are operating; none are capitalized.